UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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BIO-KEY INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

We cordially invite you to attend a Special Meeting of Stockholders, to be held on Wednesday, February 22, 2006 at the offices of Choate, Hall & Stewart LLP, located at Two International Place, Boston, Massachusetts, commencing at 11:00 a.m. We look forward to greeting those of you who are able to attend.

Enclosed is our notice of the special meeting, proxy statement and proxy card. We encourage you to read carefully all of the enclosed information.

At the special meeting, we will be asking you to approve an increase in the number of authorized shares of our common stock from 85,000,000 to 170,000,000, as described more fully in the enclosed proxy statement. For the reasons set forth in the proxy statement, our Board of Directors recommends that you vote “FOR” the proposal described above.

Whether or not you plan to attend the special meeting, it is important that your shares be represented and voted. Accordingly, please read the enclosed material and mark, date, sign and return the enclosed proxy card at your earliest convenience. If you attend the special meeting, you may revoke your proxy by requesting the right to vote in person.

Sincerely, MICHAEL W. DEPASQUALE Co-Chief Executive Officer

January 20, 2006

BIO-key International, Inc.

3349 Highway 138, Building D, Suite B

Wall, NJ  07719

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A Special Meeting of Stockholders of BIO-key International, Inc. (“BIO-key” ) will be held at 11:00 a.m., on Wednesday, February 22, 2006 at the offices of Choate, Hall & Stewart LLP, located at Two International Place, Boston, Massachusetts. The special meeting is being held to approve an amendment to BIO-key’s Certificate of Incorporation to increase the number of authorized shares of common stock from 85,000,000 to 170,000,000.

Stockholders of record at the close of business on December 27, 2005, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting.

The enclosed proxy card and proxy statement are being sent to you along with this notice.

By order of the Board of Directors, MICHAEL W. DEPASQUALE Co-Chief Executive Officer

Wall, New Jersey

January 20, 2006

YOUR VOTE IS IMPORTANT.

PLEASE MARK, DATE, SIGN, AND RETURN YOUR PROXY CARD.

BIO-KEY INTERNATIONAL, INC.

PROXY STATEMENT

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On February 22, 2006

INFORMATION ABOUT SOLICITATION AND VOTING

General

This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors of BIO-key International, Inc. (“BIO-key” or the “Company”) for a Special Meeting of Stockholders to be held at 11:00 a.m., on Wednesday, February 22, 2006 at the offices of Choate, Hall & Stewart LLP, located at Two International Place, Boston, Massachusetts, and at any adjournment or postponement thereof (the “Meeting”). Our principal executive offices are located at 3349 Highway 138, Building D, Suite B, Wall, NY 07719. This proxy statement and the accompanying proxy card are expected to be mailed on or about January 20, 2006 to all stockholders entitled to vote at the Meeting.

BIO-key’s Board of Directors (the “Board of Directors” or the “Board”) is soliciting proxies to approve an amendment to BIO-key’s Certificate of Incorporation to increase the number of authorized shares of common stock from 85,000,000 to 170,000,000.

Stockholders Entitled to Vote

At the close of business on December 27, 2005, the record date for the Meeting, there were outstanding and entitled to vote 46,306,588 shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”). Only stockholders of record at the close of business on December 27, 2005 are entitled to vote at the Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the Meeting.

Quorum and Voting

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum. Assuming the presence of a quorum, the proposed amendment to our Certificate of Incorporation must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock. All other actions considered at the Meeting, including an adjournment, may be taken upon the favorable vote of a majority of the votes present in person or represented by proxy at the Meeting. Shares of Common Stock represented in person or by proxy (including “broker non-votes” (as defined below) and shares that abstain or do not vote with respect to the matter to be voted upon) will be counted for the purpose of determining whether a quorum exists. If a quorum is not present, the Meeting will be adjourned until a quorum is obtained.

Voting Shares Held in Street Name

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Even if you do not give your broker instructions as to how to vote on the proposal described in this proxy statement, your broker may be entitled to use its discretion in voting your shares in accordance with industry practice.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the Meeting. To be able to vote your shares held in street name at the Meeting, you will need to obtain a proxy card from the holder of record.

Broker Non-Votes

If your shares are held in street name, your bank or brokerage firm will be prohibited under applicable regulations from using its discretion to vote your shares on the proposal. If your broker instructs us that you have not provided instructions on how to vote on the proposal, your shares will be treated as “broker non-votes.”

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock outstanding on the record date is needed to approve the amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock from 85,000,000 to 170,000,000. Abstentions will have the effect of a negative vote on this proposal. For shares held in street name, broker non-votes will also have the effect of a negative vote on this proposal.

Revocability of Proxies

A stockholder who returns a proxy card may revoke it at any time before the stockholder’s shares are voted at the Meeting by written notice to the Secretary of the Company received prior to the Meeting, by executing and returning a later-dated proxy, or by voting by ballot at the Meeting.

Householding of Special Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements.  This means that only one copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this proxy statement to you if you contact us at 3349 Highway 138, Building D, Suite B, Wall, NY 07719 or (732) 359-1100. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board of Directors has approved and is submitting to our stockholders a proposal to increase the number of authorized shares of common stock of the Company from 85,000,000 to 170,000,000.

Purpose and Effect of the Increase in Authorized Shares of Common Stock

On November 11, 2005, our Board of Directors approved an amendment to our Certificate of Incorporation (the “Amendment”) to increase the aggregate number of shares of common stock that we are authorized to issue from 85,000,000 to 170,000,000.  The text of the Amendment is attached to this proxy statement as Appendix A.  If approved by our stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State. The Amendment would increase the number of shares of common stock available for issuance, but would have no effect upon the terms of the common stock or rights of holders of the common stock. As of December 27, 2005, the Company had approximately 46,306,588 shares of common stock outstanding and approximately 37,357,005 shares committed for future issuance upon the exercise of outstanding stock options, warrants, and convertible securities.  Based on the foregoing information, the Company currently has approximately 1,336,407 shares remaining for other purposes.

Our Board of Directors believes that it is in the best interest of the Company and its stockholders to have additional shares of common stock authorized and available for issuance or reservation on an as-needed basis without the delay or expense of seeking stockholder approval (unless required by law or any applicable then existing listing requirements). Although we do not have any current plans to take any action to issue any material amount of shares of common stock (other than upon the exercise of outstanding options, warrants, convertible notes and other convertible securities), additional shares may be (i) sold and issued in a public or private offering that would be used to provide the Company with capital necessary to further develop its core businesses or to pursue strategic opportunities, (ii) used as currency to complete acquisitions, (iii) used for issuance in connection with our stock option plans, and (iv) used to pursue joint ventures, stock splits, stock dividends or other corporate purposes that may be identified in the future by the Board of Directors. In any such event, the ability of the Board to take appropriate action without delay would be severely hampered unless the number of authorized but unissued shares of common stock is adequate to meet the Company’s needs. If the Amendment is adopted by our stockholders, our Board of Directors will have authority to issue shares of common stock in most cases without the necessity of further stockholder action.

Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock, while providing desired flexibility in connection with possible financings, acquisitions and other corporate purposes, could affect our stockholders in a number of respects, including by diluting the voting power of the current holders of our common stock, and by diluting the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares could adversely affect the market price of our common stock. Moreover, if we issue securities convertible into common stock or other securities that have rights, preferences and privileges senior to those of our common stock, the holders of our common stock may suffer significant dilution.

Anti-Takeover Provisions of the Company’s Certificate of Incorporation

Within the limits and restrictions provided in the Company’s Certificate of Incorporation, the Board of Directors has the authority, without further action by the shareholders, to issue up to 5,000,000 shares of preferred stock, $.0001 par value per share, in one or more series, and to fix, as to any such series, any dividend rate, redemption price, preference on liquidation or dissolution, sinking fund terms, conversion rights, voting rights, and any other preference or special rights and qualifications. Shares of preferred stock issued by the Board of Directors could be utilized, under certain circumstances, to make an attempt to gain control of the Company more difficult or time consuming. For example, shares of preferred stock could be issued with certain rights that might have the effect of diluting the percentage of common stock owned by a significant stockholder or issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. The existence of the preferred stock may, therefore, be viewed as having possible anti-takeover effects.

Potential Anti-Takeover Effects of the Increase in Authorized Common Stock

We have no present intention to use the increased authorized common stock for anti-takeover purposes, nor is this proposal being made in response to any effort by any person or group to accumulate our stock or to obtain control of the Company by any means. The proposed increased authorized common stock is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our Certificate of Incorporation, as discussed above, or in our By-Laws.

The issuance of additional shares of common stock, however, would increase the number of shares necessary to acquire control of the Company’s Board of Directors or to meet the voting requirements imposed by Delaware law with respect to a merger or other business combination involving the Company. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Moreover, the Company could use authorized but unissued shares of common stock to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, shares of the common stock could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the By-Laws or certain provisions of the Certificate of Incorporation would receive the requisite vote. Management has no current intent to propose anti-takeover measures in future proxy solicitations.

No Change in Business

The Amendment will effect a change in the number of authorized shares of our common stock. However, the Amendment will not result in any change in our business, assets, liabilities or net worth (other than as a result of the costs incident to the Amendment, which are immaterial). Our management, including all directors and officers, will remain the same after the Amendment.

Upon the effective date of the Amendment, the number of authorized shares of the Company’s common stock will increase from 85,000,000 shares to 170,000,000 shares. Stockholders need not exchange their existing stock certificates.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO BIO-KEY’S CERTIFICATE OF INCORPORATION WHICH WILL INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 85,000,000 TO 170,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 27, 2005, information with respect to the securities holdings of all persons which the Company, pursuant to filings with the Securities and Exchange Commission, has reason to believe may be deemed the beneficial owners of more than five percent (5%) of the Company’s outstanding common stock. The following table also sets forth, as of such date, the beneficial ownership of the Company’s common stock by all officers and directors, individually and as a group. Unless otherwise indicated, the address of each person listed below is c/o BIO-key International, Inc., 3349 Highway 138, Building D, Suite B, Wall, NJ 07719.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Common Stock Outstanding
Thomas J. Colatosti	905,000	(2)	2.0%
Michael W. DePasquale	1,100,000	(3)	2.4%
Francis J. Cusick	15,000	(4)	*
Jeffrey J. May	250,000	(5)	*
Richard E. Gaddy	25,000	(6)	*
Charles P. Romeo	200,000	(7)	*
John Schoenherr	25,000	(8)	*
Kenneth S. Souza	100,000	(9)	*
Kingdon Capital Management, LLC 152 West 57th Street 50th Floor New York, NY 10019	2,621,112		5.7%
All officers and directors as a group	2,620,000		5.7%

*              Less than one percent (1%) of the outstanding common stock.

(1) The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Securities Exchange Act of 1934 and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within sixty (60) days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 46,306,588 shares of common stock outstanding as of December 27, 2005.

(2) Includes 550,000 shares issuable upon exercise of options and 350,000 shares issuable upon conversion of Series A preferred stock.

(3) Includes 1,080,000 shares issuable upon exercise of options.

(4) Includes 15,000 shares issuable upon exercise of options. Does not include 185,000 shares issuable upon exercise of options subject to vesting.

(5) Consists of shares issuable upon exercise of options.

(6) Includes 25,000 shares issuable upon exercise of options. Does not include 25,000 shares issuable upon exercise of options subject to vesting.

(7) Consists of 200,000 shares issuable upon exercise of options. Does not include 200,000 shares issuable upon exercise of options subject to vesting.

(8) Consists of 25,000 shares issuable upon exercise of options. Does not include 25,000 shares issuable upon exercise of options subject to vesting.

(9) Consists of 100,000 shares issuable upon exercise of options. Does not include 200,000 shares issuable upon exercise of options subject to vesting.

OTHER MATTERS

Stockholder Proposals

If you are interested in submitting a proposal for inclusion in the proxy statement for the Company’s 2006 annual meeting, you will need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders at our principal corporate offices in Wall, New Jersey no later than 120 days before next year’s annual meeting.

Pursuant to Rule 14a-4(c) of the Exchange Act, if a stockholder who intends to present a proposal at the 2006 annual meeting does not notify us of such proposal on or prior to 45 days before the mailing of proxies, then management proxies would be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the 2006 annual meeting, even though there is no discussion of the proposal in the 2006 proxy statement.

Any proposals or notices should be sent to:

BIO-key International, Inc. 3349 Highway 138, Building D, Suite B Wall, NJ 07719 Attn: Corporate Secretary

Solicitation Expenses

The Company will bear the costs of solicitation of proxies. Solicitation will be made primarily by mail, but directors, officers and employees of the Company may solicit proxies in person or by telephone or telecopy without special compensation for such activities. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares of our common stock they hold in their names. We will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Other Business

Our Board of Directors does not know of any matters which will be brought before the special meeting other than those matters specifically set forth in the notice of the Special Meeting of Stockholders. However, if any other matter properly comes before the special meeting, it is intended that the persons named in the enclosed proxy card, or their substitutes acting thereunder, will vote on such matter in accordance with their best judgment.

Appendix A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

BIO-KEY INTERNATIONAL, INC.

Pursuant to Section 242

of the General Corporation Law of

the State of Delaware

IT IS HEREBY CERTIFIED THAT:

1.                                       The name of the Corporation is BIO-key International, Inc.

2.                                       The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on July 28, 2004 (the “Certificate of Incorporation”).  This Certificate of Amendment amends the provisions of the Certificate of Incorporation, and has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.                                     The Board of Directors of the Corporation duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation and declaring said amendment to be advisable.  The stockholders of the Corporation duly adopted said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.                                     The Certificate of Incorporation is hereby amended by deleting the first paragraph of Article FOURTH and inserting the following paragraph in lieu thereof:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Seventy-Five Million (175,000,000) shares, consisting of (i) One Hundred Seventy Million (170,000,000) shares of Common Stock, $.0001 par value per share (“Common Stock”), and (ii) Five Million (5,000,000) shares of Preferred Stock, $.0001 par value per share (“Preferred Stock”).”

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on                , 2006.

BIO-KEY INTERNATIONAL, INC.

By:
Name:
Title:

A-2

PROXY

BIO-KEY INTERNATIONAL, INC.

3349 Highway 138, Building D, Suite B

Wall, NJ  07719

Proxy Solicited by the Board of Directors

of BIO-key International, Inc.

for the Special Meeting of Stockholders

to be held on February 22, 2006

The undersigned hereby appoints as proxies Michael W. DePasquale, Francis J. Cusick and Charles J. Johnson, and each of them or such other persons as the Board of Directors of BIO-key International, Inc. (the “Company”) may designate, with full power of substitution. The undersigned hereby authorizes the above-appointed proxies to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on December 27, 2005 at the Special Meeting of Stockholders to be held at 11:00 a.m., on Wednesday, February 22, 2006 at the offices of Choate, Hall & Stewart LLP, located at Two International Place, Boston, Massachusetts, and any adjournments or postponements thereof.

This proxy when properly executed will be voted as directed. If no direction is given, the proxy will be voted FOR the proposal, and in accordance with the proxy holders’ discretion respecting any other matters as may properly come before the meeting. Please mark, date, sign and return this proxy card promptly.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BIO-key International, Inc.

c/o StockTrans, Inc.

44 West Lancaster Avenue

Ardmore, PA 19003

☒  Please mark votes as in this example.

1.                               To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 85,000,000 to 170,000,000 shares

For ☐	Against ☐	Abstain ☐

Mark here for address change and note at left  ☐.

Mark here if you plan to attend the meeting  ☐.

Signature

Signature

Date

Please sign this Proxy exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity), you should indicate your title or the capacity in which you sign.